UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
April 8, 2008
LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33508 (Commission File Number)	20-1677033 (IRS Employer Identification No.)
2220 W. 14th Street
Tempe AZ 85281
(Address of principal executive offices, including zip code)
(602) 850-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 10, 2008, Allan M. Kaplan expressed his intent to the Board of Directors (the “Board”) of Limelight Networks, Inc. (the “Company”) not to stand for re-election as a Class I director the Company at the 2008 Annual Meeting of Stockholders. Mr. Kaplan’s decision to not stand for re-election as a Class I director of the Company at the 2008 Annual Meeting of Stockholders would result in a Board consisting of two Class I directors, four Class II directors and three Class III directors.
     In order to make all classes of the Board as nearly equal in number as practicable, on April 10, 2008, Peter J. Perrone resigned from his position as a Class II director of the Company and agreed to accept an appointment as a Class I director of the Company. In order to facilitate the appointment of Mr. Perrone as a Class I director of the Company, on April 10, 2008 the Board determined that from April 10, 2008 until the date of the 2008 Annual Meeting of Stockholders, the ten members of the Board shall consist of four Class I directors, three Class II directors and three Class III directors. The Board also determined that effective on the date of the 2008 Annual Meeting of Stockholders, the Board shall consist of nine members and that the nine members of the Board shall consist of three Class I directors, three Class II directors and three Class III directors.
(d) On April 10, 2008, the Company’s Board re-appointed Peter J. Perrone to the Board to fill a vacancy, to serve until his successor is duly elected and qualified. Mr. Perrone will serve as a Class I director of the Company. Mr. Perrone will also serve as a member of the Compensation Committee and the Nominating and Governance Committee of the Company’s Board, which positions he previously held as a Class II director of the Company.
     Mr. Perrone has served as a director of the Company since July 2006. Mr. Perrone has served in the Principal Investment Area of Goldman, Sachs & Co. since 2001, and was promoted to Managing Director in 2007. Prior to transferring to the Principal Investment Area in 2001, Mr. Perrone worked in the High Technology Group at Goldman, Sachs & Co., where he started as an Associate in 1999. Mr. Perrone also currently serves on the board of directors of Alltel Corporation, Pano Logic, Inc., Teneros, Inc., Tervela, Inc., Veoh Networks, Inc. and Woven Systems, Inc. Mr. Perrone received a B.S. from Duke University, an M.S. from the Georgia Institute of Technology and an M.B.A. from the Massachusetts Institute of Technology, Sloan School of Management.
     Certain transactions between the Company and Goldman, Sachs & Co., and between the Company and funds affiliated with or managed by Goldman, Sachs & Co., are described in the Company’s Registration Statement on Form S-1, filed with the Securities Exchange Commission on March 22, 2007 and amendments thereto, as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities Exchange Commission on March 25, 2008, which are incorporated by reference herein.
(e) On April 8, 2008, the Company’s Board confirmed the targeted annual cash bonuses for the Company’s executive officers with respect to services performed in fiscal year 2008 (which bonuses would be paid in 2009) as follows:

Executive Officer	2008 Bonus Target

Jeffrey W. Lunsford	$275,000
President, Chief Executive Officer and Chairman
Nathan F. Raciborski	$110,000
Co-Founder, Chief Technical Officer and Director
Michael M. Gordon	$110,000
Co-Founder and Chief Strategy Officer
Matthew Hale	$100,000
Chief Financial Officer
David M. Hatfield	$200,000
Senior Vice President of Worldwide Sales, Marketing and Services
Philip C. Maynard	$75,000
Senior Vice President, Chief Legal Officer and Secretary

     The Board also confirmed that executive officer cash bonuses in connection with this cash bonus plan will be based upon the meeting of specified corporate performance goals, with 50% of the bonus target being based on revenue goals and 50% of the bonus target being based on other operating metrics.

Item 8.01	Other Events.
     On April 10, 2008, the Company’s Board approved proceeding with the implementation of a tender offer pursuant to which the Company anticipates that it will offer to exchange eligible stock options held by employees of the Company, other than senior executive officers, for restricted stock units. The Company will file a Tender Offer Statement on Schedule TO today, April 14, 2008, relating solely to the Company’s preliminary communication before the commencement of the tender offer to certain employees holding eligible stock options of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
/s/ Matthew Hale
Matthew Hale
Chief Financial Officer

Date: April 14, 2008